UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2022
TEXTRON INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-5480	05-0315468
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
40 Westminster Street, Providence, Rhode Island  02903
(Address of principal executive offices)
Registrant’s telephone number, including area code: (401) 421-2800
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock – par value $0.125	TXT	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure
Textron Inc. announced it has entered into an agreement to purchase each of Pipistrel D.O.O., Pipistrel Vertical Solutions D.O.O., and Pipistrel Italia S.r.l. (collectively, “Pipistrel”), a leader in electrically powered aircraft, based in Slovenia and Italy, for a cash purchase price of approximately €218 million.
Pipistrel’s founder and CEO, Ivo Boscarol, will remain a minority shareholder of Pipistrel with an approximately ten percent (10%) interest, advising on future product plans and strategies for a two-year period after the closing of the acquisition. The cash purchase price includes the amount for which his minority interest will be purchased at the end of the two-year period.
The transaction is expected to close during the second quarter of 2022, subject to customary conditions, including regulatory approvals. Upon closing of the transaction, Textron plans to form a new reporting segment, Textron eAviation, focused on the development of sustainable aircraft, which will include Pipistrel.

Forward-Looking Information
Certain statements in this current report are forward-looking statements which may project revenues or describe strategies, goals, outlook or other non-historical matters; these statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements. These statements are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, the risk that the transaction will not be consummated as planned; difficulty or unanticipated expenses in connection with integrating the acquired business; the risk that anticipated synergies and opportunities as a result of the acquisition will not be realized; the efficacy of research and development investments to develop and certify new electric and hybrid electric aircraft products; unanticipated expenses or delays in connection with the launching of such new products; and our ability to keep pace with our competitors in the introduction of such new products.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC.
(Registrant)

By:	/s/ E. Robert Lupone
E. Robert Lupone
Executive Vice President, General Counsel and Secretary

Date: March 17, 2022